Exhibit 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT
SECOND AMENDMENT, dated as of May 4, 2016 (this “Agreement”), to the Credit Agreement, dated as of November 17, 2015, among FOREST CITY ENTERPRISES, L.P., a Delaware limited partnership (f/k/a FOREST CITY ENTERPRISES, INC., an Ohio corporation) (the “Borrower”), certain affiliates of the Borrower from time to time party thereto, as Guarantors, each lender from time to time party, BANK OF AMERICA, N.A. (together with its successors, “Bank of America”), as Administrative Agent, and Bank of America and PNC BANK, NATIONAL ASSOCIATION, as Swing Line Lenders and L/C Issuers (as amended as of January 4, 2016 and as may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower and the Required Lenders propose to amend the Credit Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Amendments to Credit Agreement. Subject to all of the terms and conditions set forth in this Agreement and the Credit Agreement:
1.1        Definition of Minimum Unencumbered Property Condition. The definition of “Minimum Unencumbered Property Condition” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Minimum Unencumbered Property Condition” means, as of any date of determination that, (a) the Unencumbered Pool Value is at least equal to the sum of (i) the Facility on such date and (ii) the Term Loan Facility on such date and (b) there are at least five (5) Unencumbered Pool Properties.

1.2    Definition of Military Housing Property. The definition of “Military Housing Property” contained in Section 1.01 of the Credit Agreement is hereby deleted.
1.3    New Definition of Bail-In Action. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition of “Bail-In Action” in the appropriate alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
1.4        New Definition of Bail-In Legislation. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition of “Bail-In Legislation” in the appropriate alphabetical order

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
1.5        Definition of Defaulting Lender. Subparagraph (d) of the definition of “Defaulting Lender” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action;

1.6        Definition of Disqualified Institution. Subparagraph (a) of the definition of “Disqualified Institution” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a) any Person that is specifically identified by name by the Borrower in a list generally available to the Lenders on the Closing Date (including by posting such notice to the Platform), which list may be updated from time to time after the Closing Date (each such update shall become effective two Business Days after it is posted to the Platform) for competitors (and their Affiliates in accordance with clause (b) below) of the Parent, the Borrower or their respective Subsidiaries (but no such update shall apply retroactively to a Person that already acquired and continues to hold (or has and remains committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest in any Loan or Commitment); provided that any such Person that holds (or has and remains committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest in any Loan or Commitment shall not be permitted to acquire an additional assignment of Loans or Commitments or participations or other interests in any Loan or Commitment and shall not be a Disqualified Institution except if such Person acquires any Loans or Commitments or participations or other interests in any Loan or Commitment after such update,

1.7        New Definition of EEA Financial Institution. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition of “EEA Financial Institution” in the appropriate alphabetical order:
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
1.8        New Definition of EEA Member Country. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition of “EEA Member Country” in the appropriate alphabetical order:
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
1.9        New Definition of EEA Resolution Authority. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition of “EEA Resolution Authority” in the appropriate alphabetical order:
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
1.10    Definition of EU Bail-In Legislation Schedule. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition of “EU Bail-In Legislation Schedule” in the appropriate alphabetical order:
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
1.11    New Definition of Term Loan Facility. Section 1.01 of the Credit Agreement is hereby amended by adding the following definition of “Term Loan Facility” in the appropriate alphabetical order:
“Term Loan Facility” has the meaning assigned to the term “Outstanding Amount” in that certain Credit Agreement dated of April [●], 2016 among the Borrower, certain Affiliates thereof from time to time party thereto, as guarantors, the lenders from time to time party thereto and Bank of America, as administrative agent, as such agreement is in effect on April [●], 2016.
1.12    Definition of Total Asset Value. The definition of “Total Asset Value” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Total Asset Value” means, on any date of determination, the sum (without duplication) of all of the following of the Parent and its Subsidiaries determined in accordance with the Pro Rata Consolidation Method: (a) Unrestricted Cash; plus (b) the quotient of (i) the Net Operating Income for each Property owned, or leased as lessee under a ground lease (other than a Property the value of which is included in the determination of Total Asset Value under any of the immediately following clauses of this definition), for the period of four full fiscal quarters ended on such date (or if such date of determination is not the last day of a fiscal quarter, the period of four full fiscal quarters then most recently ended) divided by (ii) the applicable Capitalization Rate; plus (c) the undepreciated book value of Properties acquired during the period of four full fiscal quarters ended on such date (or if such date of determination is not the last day of a fiscal quarter, the period of four full fiscal quarters then most recently ended), provided that the Parent may irrevocably elect that the value of an acquired Property not yet owned for a period of four full fiscal quarters as of such date of determination be determined in accordance with the preceding clause (b); plus (d) all Construction-in-Process for Development Properties (including, for the avoidance of doubt, the land related to such Development Property owned by the Borrower or a Subsidiary or an Unconsolidated Affiliate thereof); plus (e) the undepreciated book value of Non-Stabilized Properties; plus (f) the value of Land Inventory; plus (g) Marketable Securities, valued at the lower of cost or Fair Market Value (to the extent that the Fair Market Value of such Marketable Securities is reasonably capable of being verified or is otherwise acceptable to the Administrative Agent); plus (h) the aggregate book value of Mortgage Receivables; plus (i) the product of (x) the Net Operating Income for each Federally Assisted Housing Property for the fiscal quarter ended on such date (or if such date of determination is not the last day of a fiscal quarter, the fiscal quarter then most recently ended), annualized on a basis reasonably acceptable to the Administrative Agent multiplied by (y) 4.

Properties disposed of during the fiscal quarter ended on any date of determination (or if such date is not the last day of a fiscal quarter, the fiscal quarter then most recently ended) shall not be included in the calculation of Total Asset Value. In addition, to the extent that (i) the amount of Total Asset Value attributable to (A) Construction-in-Process would exceed 15%, (B) Non-Stabilized Properties would exceed 15%, (C) Land Inventory would exceed 5%, (D) Mortgage Receivables would exceed 10%, and (E) Federally Assisted Housing Properties would exceed 5%, such excess shall in each case be excluded from Total Asset Value and (ii) the aggregate amount of Total Asset Value attributable to Construction-in-Process, Non-Stabilized Properties, Land Inventory and Mortgage Receivables would exceed 30% of Total Asset Value, such excess shall be excluded from Total Asset Value.

1.13    New Definition of Write-Down and Conversion Powers. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition of “Write-Down and Conversion Powers” in the appropriate alphabetical order:
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.14    Section 2.17. The last sentence of clause (iv) of Section 2.17(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

1.15    EEA Financial Institution Representation and Warranty. Article V of the Credit Agreement is hereby amended by inserting the following as Section 5.22 of the Credit Agreement:
5.22. EEA Financial Institution. Neither the Borrower nor any Guarantor is an     EEA Financial Institution.

1.17    Section 7.07. Subparagraph (B) of Section 7.07 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(B) Negative Pledges contained in any agreement in connection with a Disposition permitted by Section 7.02 (provided that such limitation shall only be effective against the assets or property that are the subject of such Disposition)

1.18    Section 11.07. Subparagraph (b) of Section 11.07 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the disclosing party agrees, to the extent practicable and permitted by applicable law, to notify the Borrower promptly of such disclosure),

1.19    Acknowledgement and Consent to Bail-In Provisions. Article XI of the Credit Agreement is hereby amended by inserting the following as Section 11.21 of the Credit Agreement:
11.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable;
(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
SECTION 2.    Conditions to Effectiveness. This Agreement shall become effective upon the date on which the Administrative Agent shall have received counterparts of this Agreement duly executed and delivered by each of the Loan Parties, the Administrative Agent and the Required Lenders.
SECTION 3.    Representations and Warranties. The Borrower reaffirms and restates the representations and warranties made by it in the Credit Agreement, in each case, after giving effect to the amendments to the Credit Agreement contemplated hereby, and all such representations and warranties are true and correct in all material respects on the date of this Agreement with the same force and effect as if made on such date (except to the extent (i) such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects after giving effect to such qualification). The Borrower additionally represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent, the Swing Line Lenders, the L/C Issuers and the Lenders that:
(a)    it has the power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;
(b)    this Agreement has been duly executed and delivered on its behalf by a duly authorized officer, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general equitable principles relating to enforceability (regardless of whether enforcement is sought at law or equity); and
(c)    no Default or Event of Default has occurred and is continuing.
SECTION 4.    Affirmation of Guarantors. Each Guarantor hereby approves and consents to this Agreement and the transactions contemplated by this Agreement and agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to the Credit Agreement and all of the other

Loan Documents, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.
SECTION 5.    Costs and Expenses. The Borrower acknowledges and agrees that its payment obligations set forth in Section 11.04 of the Credit Agreement include the out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and any other documentation contemplated hereby (whether or not this Agreement becomes effective or the transactions contemplated hereby are consummated and whether or not a Default or Event of Default has occurred or is continuing), including, but not limited to, the reasonable fees and disbursements of Kaye Scholer LLP, counsel to the Administrative Agent.
SECTION 6.    Ratification.
(a)The Credit Agreement, as amended by this Agreement, and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Loan Parties. Each of the Loan Parties hereby (i) confirms and agrees that the Borrower is truly and justly indebted to the Administrative Agent, the Swing Line Lenders, the L/C Issuers and the Lenders in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever, and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement, as amended by this Agreement, and the other Loan Documents.
(b)    This Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to in any thereof or a waiver of any Default or Event of Default, whether or not known to the Administrative Agent, the Swing Line Lenders, the L/C Issuers or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent, the Swing Line Lenders, the L/C Issuers or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

SECTION 7.    Modifications. Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.
SECTION 8.    References. The Loan Parties acknowledge and agree that this Agreement constitutes a Loan Document. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Credit Agreement as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time.
SECTION 9.    Counterparts. This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart.
SECTION 10.    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 11.    Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
SECTION 12.    Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 13.    Headings. Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
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IN WITNESS WHEREOF, the Loan Parties, the Administrative Agent, the Swing Line Lenders, the L/C Issuers and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FOREST CITY ENTERPRISES, L.P.

By: Forest City Realty Trust, Inc., a Maryland corporation and its general partner
By: /s/ Robert G. O’Brien
Name: Robert G. O’Brien
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Second Amendment to FCE Revolving Credit Agreement]

FOREST CITY REALTY TRUST, INC.
By: /s/ Robert G. O’Brien
Name: Robert G. O’Brien
Title: Executive Vice President and Chief Financial Officer
EACH OF THE SUBSIDIARY GUARANTORS LISTED ON ANNEX A HERETO
By: /s/ Robert G. O’Brien
Name: Robert G. O’Brien
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Oltiana M. Pappas
Name: Oltiana M. Pappas
Title: Senior Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By: /s/ Oltiana M. Pappas
Name: Oltiana M. Pappas
Title: Senior Vice President

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender, L/C Issuer and Swing Line Lender
By: /s/ John E. Wilgus, II
Name: John E. Wilgus, II
Title: Senior Vice President

[Signature Page to Credit Agreement]

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Curt M. Steiner
Name: Curt M. Steiner
Title: Senior Vice President

[Signature Page to Credit Agreement]

CITIBANK, N.A., as a Lender

By: /s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

[Signature Page to Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Lender

By: /s/ Helga Blum
Name: Helga Blum
Title: Managing Director

[Signature Page to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Sara Jo Smith
Name: Sara Jo Smith
Title: Assistant Vice President

[Signature Page to Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Florentina Djulvezan
Name: Florentina Djulvezan
Title: Assistant Vice President

[Signature Page to Credit Agreement]

ANNEX A TO SECOND AMENDMENT

Subsidiary Guarantors

Forest City Properties, LLC (f/k/a Forest City Rental Properties Corporation)
Forest City Residential Group, LLC (f/k/a Forest City Residential Group, Inc.)
Forest City Equity Services, LLC (f/k/a Forest City Equity Services, Inc.)
Ballston Office Center, LLC
Chapel Hill Apartments, Ltd.
FC Stratford TOD, LLC
National Grand Lowry Lofts Associates LP
National Grand Lowry Lofts Partners, LLC (f/k/a National Grand Lowry Lofts Partners GP)
FC Grand Lowry, LLC (f/k/a FC Grand Lowry, Inc.)
FC Grand Lowry of Ohio, LLC (f/k/a FC Grand Lowry of Ohio, Inc.)
FC Cortez Hill Associates, L.P.
FC Cortez Hill, LLC (f/k/a FC Cortez Hill, Inc.)
Forest City Pierrepont Associates, LLC (f/k/a Forest City Pierrepont Associates)
Forest City Pierrepont, LLC (f/k/a Forest City Pierrepont, Inc.)
FC New KERA, LLC
KERA Limited Partnership
Forest City Master Associates III, LLC
Ratner-Kessler Realty, LLC (f/k/a Ratner-Kessler Realty, Inc.)
Master III FC/BCR Holdings, LLC (f/k/a Master III FC/BCR Holdings, Inc.)
Forest City Commercial Holdings, LLC (f/k/a Forest City Commercial Holdings, Inc.)
Harlem Center Office, LLC
FC Harlem Center Office, LLC
FC Harlem Office, LLC (f/k/a FC Harlem Office, Inc.)
Stapleton North Town, LLC
WBA Woodlake, L.L.C.
RRG Jay Office, LLC (f/k/a RRG Jay Office, Inc.)
330 Jay Office Associates, LLC
Forest City Jay Street Associates, L.P.
FC B.U.G., LLC
Forest City B.U.G. Building, LLC (f/k/a Forest City B.U.G. Building, Inc.)
RRG B.U.G. Associates L.P.
RRG BUG, LLC (f/k/a RRG B.U.G., Inc.)
Forest City SIAC Building, LLC (f/k/a Forest City S.I.A.C. Building, Inc.)
Forest City Flatbush, LLC (f/k/a Forest City Flatbush, Inc.)
FC Member, LLC (f/k/a F.C. Member, Inc.)
Forest City Fulton Street Building, LLC (f/k/a Forest City Fulton Street Building, Inc.)
Forest City Tech Place, LLC (f/k/a Forest City Tech Place, Inc.)
Forest City Bluffside, LLC (f/k/a Forest City Bluffside Corporation)
Cleveland/NY Residential, LLC
Forest City NY, LLC (f/k/a Forest City N.Y., Inc.)

[Signature Page to Second Amendment to FCE Revolving Credit Agreement]